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                                                                    EXHIBIT 10.9


                                                           [address of property]




                                    [FORM OF]
                     ASSIGNMENT AND ASSUMPTION AGREEMENT(1)


            THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made as of the _____ day of _____, 2002, by and between _____, a _____ [entity type] with an office at _____ (hereinafter "Assignor"), and _____, a _____ corporation having an office at _____ (hereinafter "Assignee").

                                   WITNESSETH:

            WHEREAS, by a certain lease dated _____, 19__ [, as amended by Amendment(s) _____, dated _____, 19__] (the "Lease"), Assignor, as tenant, leases from _____ ("Landlord") certain premises ([describe, e.g., suite number, room number]) as more particularly described in the Lease (the "Premises"), located in the building known as _____; and

            WHEREAS Assignor desires to assign the Lease to Assignee, and Assignee is willing to assume the obligations imposed upon Assignor under the Lease, subject to and conditioned upon agreements hereinafter set forth.

            NOW, THEREFORE, in consideration of $1.00 paid by each of the parties hereto to the other, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Assignor hereby assigns to Assignee, effective [insert date of the Closing (as defined in the Rollup Agreement)] _____, 2002 (hereinafter the "Effective Date"), all of Assignor's right, title and interest in and to the Lease, a true and complete copy of which has been delivered by Assignor to Assignee, together with the leasehold estate thereunder, and all right, title and interest of Assignor in

----------

      (1) This Agreement is the form for assignments of Leases in the United States, and will be modified for assignments of Leases in countries other than the United States (with the appropriate entities as Assignor and Assignee), as reasonably agreed upon by the parties and as necessary to comply with local law and custom.
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                                                                               2


and to the Premises demised thereby, subject, however, to paragraph 4 hereof.

            2. Assignor, for itself and its legal representatives, successors and assigns, covenants and represents to Assignee and agrees as follows:

            (a) Assignor has full right, authority and power to assign its rights and interests in and under the Lease, subject to obtaining the consent of the Landlord under the Lease, if required.

            (b) No other assignment of the Lease has been made by Assignor, and the rights and interests of Assignor in and under the Lease are now and will, on the Effective Date, be free and clear of any liens and encumbrances made by Assignor, except for "Permitted Liens" (as such term is defined in the Rollup Agreement dated April __, 2002, among "Local Firm", PricewaterhouseCoopers International Limited, PwC Consulting SCA, and "The Noncompete Parties", as such terms are defined therein), and
      _____.

            (c) As of the date hereof, the Lease (which has not been amended or supplemented, except as specified above) is in full force and effect, and enforceable in accordance with its terms.

            (d) Assignor has no knowledge of any default in the performance and observance of obligations contained in the Lease to be kept, observed and performed by the Assignor, as tenant thereunder or by the landlord thereunder, or any condition which, with the giving of notice or passage of time, or both, would constitute such a default under the Lease.

            (e) Assignor will indemnify and hold Assignee harmless from and defend Assignee against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees), liabilities and damages of any kind or nature whatsoever that Assignee may sustain by reason of Assignor's breach or nonfulfillment (whether by action or inaction) prior to the Effective Date of any covenant or obligation under the Lease and under this Agreement on its part to be performed.

            3. Assignee, for itself and its legal representatives, successors and assigns, covenants and represents to Assignor and agrees as follows:
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            (a) On and after the Effective Date, Assignee shall assume, and hereby agrees promptly and faithfully to keep, fulfill, observe, perform and discharge, each and every covenant, duty, debt and obligation on Assignor's part to be performed that may accrue and become performable, due or owing from and after the Effective Date under the terms of the Lease.

            (b) The Lease shall not be amended in any respect that will have the effect of increasing Assignor's liability thereunder.

            (c) Assignee will indemnify and hold Assignor harmless from and defend Assignor against any and all claims, demands, causes of action, losses, costs (including, without limitation, court costs and reasonable attorneys' fees), liabilities and damages of any kind or nature whatsoever that Assignor may sustain by reason of Assignee's breach or nonfulfillment (whether by action or inaction) on and after the Effective Date of any covenant or obligation under the Lease and this Agreement on its part to be performed.

            (d) All rental payments required by the terms of the Lease which become due and payable on and after the Effective Date shall be made by Assignee in accordance with the terms of the Lease.

            (e) On the Effective Date, Assignee shall accept delivery of the Premises in their then "as is" condition.

            4. To the extent that (i) any fixed rent or additional rent paid by Assignor under the Lease shall be allocable to periods occurring on and after the Effective Date, or (ii) any fixed rent or additional rent payable by
Assignee under the Lease shall be allocable to periods occurring prior to the Effective Date, appropriate adjustment shall be made between the parties on execution hereof (or as soon as reasonably practicable thereafter). To the extent that Assignor has made any estimated payments under the Lease (e.g., on account of operating expense escalation), and the Landlord under the Lease, on or subsequent to the Effective Date, shall bill Assignee for additional rent due thereunder in the event the estimated payments are less than the actual payments due under the Lease for the fiscal period in question, that portion of the underpayment which is allocable to that portion of the fiscal period occurring prior to the Effective Date shall be paid by Assignor to Assignee within 30 days after notification from Assignee, setting forth therein the amount
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                                                                               4


of the underpayment due from Assignor, which notification shall be accompanied by a photocopy of the underlying bill from Landlord. Said Landlord's bill shall be subject to any contest procedures permitted under the Lease, and Assignee, on Assignor's request, shall institute such contest (at Assignor's expense), but payment by Assignor shall be made to Assignee pending any such contest. Similarly, if Landlord, subsequent to the Effective Date, shall afford Assignee a credit against rent payable under the Lease (or make a cash refund to Assignee), in both cases because the estimated payments made by Assignor (or by Assignor and Assignee) for a particular fiscal period are greater than the actual payment due under the Lease for such fiscal period, that portion of the overpayment which is allocable to that portion of the fiscal period (and the payments made by Assignee during such portion of the fiscal period) occurring prior to the Effective Date shall be paid by Assignee to Assignor within 30 days after Landlord has afforded Assignee the corresponding credit or cash refund on account thereof. Assignee and Assignor shall each promptly notify the other of the receipt of any applicable statement from Landlord, enclosing with such notice a photocopy of such Landlord's statement. In both cases of a refund or credit to be paid to or afforded Assignor by Assignee or to be paid to or afforded Assignee by Assignor, such refunds or credits shall be net of any reasonable out-of-pocket expenses incurred by either Assignee or Assignor in collecting or obtaining same from Landlord.

            5. Any notice to be given pursuant to this Agreement shall be in writing and shall be served by hand or reputable overnight commercial carrier (e.g., Federal Express), or by United States certified or registered mail, return-receipt requested.

            (a) Notices to Assignor shall be given as above provided and simultaneously sent to Assignor at the address first set forth above, and to [Assignor's Associate General Counsel], at the same address, unless otherwise directed in writing by Assignor.

            (b) Notices to Assignee shall be given as above provided, addressed to Assignee at the Premises, Attention of Property Manager, with a copy to Assignee at _____, Attention of __________________________, unless otherwise directed in writing by Assignee.

            (c) Either party, from time to time, may change the addresses, and increase the number, of persons to whose attention notices or copies of notices to such party shall be simultaneously sent.
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            6. This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one instrument.

            7. This Agreement shall be binding upon and insure to the benefit of Assignee and its legal representatives, successors and permitted assigns, and Assignor and its legal representatives, successors and permitted assigns.

            8. This Agreement shall not be amended except by written instrument signed by Assignor and Assignee.

            9. This Agreement shall be governed by, and construed in accordance with, (i) insofar as the legal efficacy of the within assignment and assumption is concerned, the laws of the state in which the Premises are located, and (ii) as to all other questions between Assignor and Assignee arising hereunder, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

            IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of Assignor and Assignee as of the date first above written.


                                        [______________________________],

                                         by
                                            ____________________________________
                                            Name:
                                            Title:


                                        [______________________________],

                                         by
                                            ____________________________________
                                            Name:
                                            Title:
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                                                                               6


STATE OF NEW YORK,   )
                     ) ss.:
COUNTY OF NEW YORK,  )

            On the ________ day of ________________, in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________, personally known to me or proved to me, on the basis of satisfactory evidence, to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                        ________________________________________
                                                       Notary Public



STATE OF           , )
                     ) ss.:
COUNTY OF          , )

            On the ________ day of ________________, in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________, personally known to me or proved to me, on the basis of satisfactory evidence, to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                        ________________________________________
                                                       Notary Public